Company Contact John Iannone Vice President, Investor Relations WesBanco, Inc. 304-905-7021

WesBanco Announces Third Quarter 2017 Net Income

Wheeling, WV, October 18, 2017 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2017.  Net income for the three months ended September 30, 2017 increased to $26.4 million, while diluted earnings per share increased to $0.60, compared to $17.4 million and $0.44 per diluted share, respectively, for the third quarter of 2016.  For the nine month period ended September 30, 2017, net income increased to $78.6 million, or $1.78 per diluted share, compared to $62.4 million, or $1.61 per diluted share, for the first nine months of 2016.  Excluding after-tax merger-related expenses (non-GAAP measure), net income for the nine months ended September 30, 2017, increased 13.9% to $78.9 million, or $1.79 per diluted share, compared to $69.3 million, or $1.79 per diluted share, for 2016.  Financial results for Your Community Bankshares, Inc. ("YCB") were included in WesBanco's results after September 9, 2016, the date of the consummation of the merger.

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2017		2016		2017		2016
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 26,356	$ 0.60	$ 23,859	$ 0.60	$ 78,903	$ 1.79	$ 69,292	$ 1.79
Less: After tax merger-related expenses	-	-	(6,424)	(0.16)	(319)	(0.01)	(6,875)	(0.18)
Net income (GAAP)	$ 26,356	$ 0.60	$ 17,435	$ 0.44	$ 78,584	$ 1.78	$ 62,417	$ 1.61
(1) Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 11 under "Non-GAAP Financial Measures."

Financial and operational highlights for the quarter ending September 30, 2017:
•	Loan growth over the last twelve months was driven by our strategic focus categories
o	5.5% growth in total commercial loans
o	4.3% growth in home equity loans
•	Continued strong year-over-year growth in demand deposits
•	Credit quality continues to be strong
•	Net interest margin of 3.48%, increased by 16 basis points compared to the prior year quarter
•	Solid expense management demonstrated by a year-to-date efficiency ratio of 56.91%, as preparations for the $10 billion asset threshold continue to progress well
•	Strong profitability ratios with return on average assets of 1.07% and return on average tangible equity of 13.69%

"WesBanco continues to make good progress on our long-term operational and growth strategies," said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  "We continue to diversify and strengthen the quality of our total loan portfolio.  Our C&I and home equity lending focus provides diversification, and we continue to reduce overall risk through appropriate management of our consumer portfolio.  WesBanco remains well-positioned for success in any type of operating environment.  We have the right teams and products across our geographies for growth during an economic expansion while our history of strong credit quality will help insulate us in a downturn.  We are positioned for rising rates through our asset sensitive balance sheet; however, if the yield curve remains flat, we have continued to demonstrate our ability to manage expenses."

Mr. Clossin added, "our regulatory preparations for the $10 billion asset threshold have proceeded well and will allow us to cross at the appropriate time.  We continue to be methodical in our plans and anticipate crossing within the next couple of years.  Furthermore, we continue to manage discretionary expenses to help offset the costs of the final preparatory stages for the $10 billion asset threshold."

Balance Sheet
Portfolio loans, which include $1.0 billion from the YCB acquisition, increased 2.2% over the last twelve months.  Total loan growth was driven by our strategic focus categories with 5.5% growth in total commercial loans and 4.3% growth in home equity loans, which more than offset the targeted reductions in the consumer portfolio as we reduce its risk profile.  In addition, we continued to increase secondary market loan sales in the residential real estate portfolio.  Total deposits, excluding CDs, increased 3.7%, driven by 6.1% growth in interest bearing and non-interest bearing demand deposits.  Further, total demand deposits, as of September 30, 2017, now represent 49.5% of total deposits, an increase from 46.5% a year ago.

Credit Quality
The continued strength of our credit quality ratios is reflective of our strong legacy of credit and risk management.  Compared to the prior year quarter, non-performing assets as a percentage of total assets improved to 0.48% as of September 30, 2017 from 0.50% as of September 30, 2016.  Criticized and classified loans were 1.24% of total loans, improving from 1.42% at September 30, 2016.  Net charge-offs as a percentage of average portfolio loans were 0.12% in the third quarter of 2017, as compared to 0.20% in the third quarter of 2016.  Non-performing loans as a percentage of total portfolio loans remained relatively nominal at 0.66% at September 30, 2017.

The provision for credit losses increased slightly from $2.2 million in the third quarter of 2016 to $2.5 million in the third quarter of 2017 due primarily to loan growth.  The allowance for loan losses of $45.5 million represented 0.71% of total portfolio loans at September 30, 2017, compared to 0.69% in the year ago period.  Included in the ratio are acquired YCB and ESB loans (recorded at fair value at the date of acquisition of $1.7 billion) and the related allowance on YCB and ESB acquired loans of $3.1 million at September 30, 2017.  Excluding these acquired loans and the related allowance required since the acquisition results in a more comparable coverage ratio to prior periods.

Net Interest Margin and Income
Reflecting the benefit from the increases in the Federal Reserve Board's target federal funds rate over the past year and the higher margin on the acquired YCB net assets, the net interest margin increased to 3.48% during the third quarter of 2017. This represents an increase of 16 basis points from the year ago quarter and an increase of 3 basis points from the second quarter of 2017.  Yields increased on more than 90% of earning assets, which more than offset a 14 basis point increase in the cost of interest bearing liabilities as compared to the third quarter of 2016.  The increase in the cost of interest bearing liabilities is primarily due to higher rates for interest bearing demand deposits, which includes public funds, and certain short term and Federal Home Loan Bank borrowings.  Average interest bearing deposits during the third quarter of 2017 increased 9.4%, compared to the prior year, as all interest bearing deposit balances increased other than CDs.  In addition, the third quarter net interest margin included approximately 12 basis points of accretion from prior acquisitions compared to 6 basis points in the third quarter of 2016, and 8 basis points in the second quarter of 2017.

Net interest income increased $12.2 million, or 19.7%, during the third quarter of 2017 compared to the same quarter of 2016 due to a 17.7% increase in average loan balances and the increase in net interest margin noted above.  For the nine months ended September 30, 2017, net interest income increased $35.5 million, or 19.5%, as average loan balances increased 21.3% and the net interest margin increased 15 basis points to 3.45%.

Non-Interest Income
For the third quarter of 2017, non-interest income of $20.9 million was down slightly from the third quarter of 2016.  Reflecting a larger average customer deposit base year-over-year from the addition of YCB, electronic banking fees increased $0.9 million, or 23.8%, and service charges on deposits increased $0.6 million, or 12.4%.  We continued our approach to sell a higher percentage of residential mortgage originations in the secondary market, which increased net gains on sales of mortgage loans by $0.3 million, or 35.5%, year-over-year to $1.1 million.  During the quarter, WesBanco realized a net loss of $0.3 million on other real estate owned and other assets.  Other income decreased $1.2 million due to a decrease in commercial customer loan swap income, primarily related to a larger commercial relationship in the prior year period.

For the nine months ended September 30, 2017, non-interest income increased $5.9 million, or 9.8%, reflecting similar trends compared to the third quarter of 2017 noted above.  In addition, year-to-date trust fees increased $0.9 million, or 5.6%, and trust assets increased 5.8% during the last twelve months, reflecting improvements in equity markets during the last year and organic growth.  Net securities gains decreased $1.8 million year-over-year primarily due to higher gains on sale of securities during 2016.

Non-Interest Expense
Excluding merger-related expenses in both years, non-interest expense of $55.8 million in the third quarter of 2017 increased $8.0 million, or 16.8%, compared to the prior year period, principally due to the YCB acquisition.  Salaries and wages increased $3.7 million, or 17.6%, due to higher average staff levels from the YCB acquisition, and the impact of the annual merit adjustments to compensation.  Employee benefits expense increased $1.5 million, or 23.2%, primarily from higher health insurance costs and payroll taxes associated with the additional employees, which more than offset lower pension expense.  When compared to the second quarter of 2017, operating expenses were well-controlled and reflected a sequential decline as marketing costs declined due to the timing of campaigns and WesBanco exhibited discretionary expense control across most categories.

Non-interest expense for the first nine months of 2017, excluding merger-related expenses in both years, increased $25.8 million, or 18.5%, reflecting similar trends compared to the third quarter as noted above.  Reflecting our efforts to control discretionary costs as we continue to prepare for the $10 billion asset threshold, we delivered positive operating leverage for both the three and nine month periods ending September 30, 2017.

Provision for Income Taxes
The provision for income taxes increased $8.2 million, or 36.5%, during the first nine months of 2017, compared to the same period in 2016, due to a 28.7% increase in pre-tax income and the adoption earlier this year of a new accounting standard related to low income housing tax credit investment amortization.  This new standard moved $1.2 million from other operating expense to the provision for income taxes.

Capital
WesBanco continues to maintain strong regulatory capital ratios after the YCB acquisition and implementation of the BASEL III capital standards.  At September 30, 2017, Tier I leverage was 10.21%, Tier I Risk-Based capital was 13.62%, Total Risk-Based capital was 14.65%, and the Common Equity Tier 1 capital ratio ("CET 1") was 11.70%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards. Total tangible equity to tangible assets (non-GAAP measure) was 8.68% at September 30, 2017, increasing from 8.20% at December 31, 2016, which reflects post-acquisition retained earnings and adjustments to accumulated other comprehensive income.  Further, this ratio returned to the tangible common equity level prior to the acquisition, earning back dilution from the YCB acquisition in less than one year.  Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate, currently at $0.26 per share, ten times over the last seven years, a cumulative increase of 86%.  The most recent increase was $0.02 per share per quarter during the first quarter of 2017, which represents an annualized increase of 8.3%.

Conference Call and Webcast
WesBanco will also host a conference call to discuss the Company's financial results for the third quarter of 2017 at 10:00 a.m. ET on Thursday, October 19, 2017.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10099584.  The replay will begin at approximately 12:00 p.m. ET October 19, and end at 12 a.m. ET on November 2.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2016 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31 and June 30, 2017, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.9 billion as of September 30, 2017.  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with $3.9 billion of assets under management as of September 30, 2017, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 172 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 4
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2017	2016	% Change	2017	2016	% Change
Loans, including fees	$ 70,342	$ 55,822	26.0	$ 202,600	$ 160,858	25.9
Interest and dividends on securities:
Taxable	9,711	9,137	6.3	28,682	29,129	(1.5)
Tax-exempt	4,862	4,559	6.6	14,617	13,620	7.3
Total interest and dividends on securities	14,573	13,696	6.4	43,299	42,749	1.3
Other interest income	574	574	-	1,674	1,671	0.2
Total interest and dividend income	85,489	70,092	22.0	247,573	205,278	20.6
Interest expense
Interest bearing demand deposits	1,814	691	162.5	4,413	1,841	139.7
Money market deposits	751	444	69.1	1,970	1,350	45.9
Savings deposits	189	173	9.2	555	502	10.6
Certificates of deposit	2,610	2,592	0.7	7,512	7,835	(4.1)
Total interest expense on deposits	5,364	3,900	37.5	14,450	11,528	25.3
Federal Home Loan Bank borrowings	3,628	3,005	20.7	9,608	9,104	5.5
Other short-term borrowings	394	118	233.9	954	299	219.1
Subordinated debt and junior subordinated debt	1,849	1,043	77.3	5,449	2,706	101.4
Total interest expense	11,235	8,066	39.3	30,461	23,637	28.9
Net interest income	74,254	62,026	19.7	217,112	181,641	19.5
Provision for credit losses	2,516	2,214	13.6	7,610	6,350	19.8
Net interest income after provision for credit losses	71,738	59,812	19.9	209,502	175,291	19.5
Non-interest income
Trust fees	5,358	5,413	(1.0)	17,073	16,160	5.6
Service charges on deposits	5,320	4,733	12.4	15,254	12,861	18.6
Electronic banking fees	4,883	3,945	23.8	14,395	11,290	27.5
Net securities brokerage revenue	1,721	1,473	16.8	5,164	5,119	0.9
Bank-owned life insurance	1,164	995	17.0	3,671	2,910	26.2
Net gains on sales of mortgage loans	1,103	814	35.5	3,511	2,045	71.7
Net securities gains	6	598	(99.0)	511	2,293	(77.7)
Net (loss)/gain on other real estate owned and other assets	(298)	184	(262.0)	9	380	(97.6)
Other income	1,642	2,862	(42.6)	6,318	6,943	(9.0)
Total non-interest income	20,899	21,017	(0.6)	65,906	60,001	9.8
Non-interest expense
Salaries and wages	24,957	21,225	17.6	71,575	60,136	19.0
Employee benefits	7,728	6,275	23.2	23,670	20,684	14.4
Net occupancy	4,132	3,647	13.3	12,969	10,459	24.0
Equipment	3,905	3,557	9.8	12,043	10,387	15.9
Marketing	1,599	1,295	23.5	4,482	3,876	15.6
FDIC insurance	945	961	(1.7)	2,677	3,225	(17.0)
Amortization of intangible assets	1,223	837	46.1	3,736	2,263	65.1
Restructuring and merger-related expense	-	9,883	(100.0)	491	10,577	(95.4)
Other operating expenses	11,265	9,921	13.5	34,380	28,696	19.8
Total non-interest expense	55,754	57,601	(3.2)	166,023	150,303	10.5
Income before provision for income taxes	36,883	23,228	58.8	109,385	84,989	28.7
Provision for income taxes	10,527	5,793	81.7	30,801	22,572	36.5
Net Income	$ 26,356	$ 17,435	51.2	$ 78,584	$ 62,417	25.9

Taxable equivalent net interest income	$ 76,872	$ 64,481	19.2	$ 224,983	$ 188,975	19.1

Per common share data
Net income per common share - basic	$ 0.60	$ 0.44	36.4	$ 1.79	$ 1.61	11.2
Net income per common share - diluted	0.60	0.44	36.4	1.78	1.61	10.6
Dividends declared	0.26	0.24	8.3	0.78	0.72	8.3
Book value (period end)				31.67	30.71	3.1
Tangible book value (period end) (1)				18.40	17.38	5.9
Average common shares outstanding - basic	44,031,813	39,715,516	10.9	43,992,017	38,828,618	13.3
Average common shares outstanding - diluted	44,086,881	39,743,291	10.9	44,059,469	38,855,453	13.4
Period end common shares outstanding	44,033,585	43,860,883	0.4	44,033,585	43,860,883	0.4

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2017	2016	% Change

Return on average assets	1.07%	0.97%	10.31%
Return on average equity	7.63	7.12	7.16
Return on average tangible equity (1)	13.69	12.56	9.00
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	13.74	13.91	(1.22)
Yield on earning assets (2)	3.92	3.71	5.66
Cost of interest bearing liabilities	0.62	0.52	19.23
Net interest spread (2)	3.30	3.19	3.45
Net interest margin (2)	3.45	3.30	4.55
Efficiency (1) (2)	56.91	56.12	1.41
Average loans to average deposits	89.72	85.16	5.35
Annualized net loan charge-offs/average loans	0.12	0.14	(14.29)
Effective income tax rate	28.16	26.56	6.02

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016

Return on average assets	1.06%	1.07%	1.07%	0.98%	0.79%
Return on average equity	7.50	7.67	7.73	7.12	5.71
Return on average tangible equity (1)	13.31	13.74	14.03	13.01	10.02
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	13.31	13.74	14.20	13.91	13.60
Yield on earning assets (2)	3.99	3.91	3.85	3.84	3.73
Cost of interest bearing liabilities	0.67	0.61	0.57	0.55	0.53
Net interest spread (2)	3.32	3.30	3.28	3.29	3.20
Net interest margin (2)	3.48	3.45	3.42	3.42	3.32
Efficiency (1) (2)	57.03	57.68	56.00	58.13	55.81
Average loans to average deposits	90.43	89.51	89.21	87.63	87.26
Annualized net loan charge-offs/average loans	0.12	0.09	0.15	0.08	0.20
Effective income tax rate	28.54	26.82	29.09	25.90	24.94
Trust assets, market value at period end	$ 3,908,705	$ 3,810,038	$ 3,836,107	$ 3,723,142	$ 3,694,405

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	September 30,			December 31,	December 31, 2016
Assets	2017	2016	% Change	2016	to Sept. 30, 2017
Cash and due from banks	$ 96,167	$ 106,430	(9.6)	$ 106,257	(9.5)
Due from banks - interest bearing	14,704	9,702	51.6	21,913	(32.9)
Securities:
Trading securities, at fair value	7,929	7,070	12.1	7,071	12.1
Available-for-sale, at fair value	1,305,532	1,302,029	0.3	1,241,176	5.2
Held-to-maturity (fair values of $1,044,748; $1,089,227 and $1,076,790, respectively)	1,025,688	1,049,093	(2.2)	1,067,967	(4.0)
Total securities	2,339,149	2,358,192	(0.8)	2,316,214	1.0
Loans held for sale	26,888	20,231	32.9	17,315	55.3
Portfolio loans:
Commercial real estate	3,014,412	2,826,634	6.6	2,873,511	4.9
Commercial and industrial	1,125,693	1,097,788	2.5	1,088,118	3.5
Residential real estate	1,356,580	1,395,886	(2.8)	1,383,390	(1.9)
Home equity	527,216	505,369	4.3	508,359	3.7
Consumer	349,148	411,175	(15.1)	396,058	(11.8)
Total portfolio loans, net of unearned income	6,373,049	6,236,852	2.2	6,249,436	2.0
Allowance for loan losses	(45,487)	(42,755)	(6.4)	(43,674)	(4.2)
Net portfolio loans	6,327,562	6,194,097	2.2	6,205,762	2.0
Premises and equipment, net	133,497	138,731	(3.8)	133,297	0.2
Accrued interest receivable	30,152	29,964	0.6	28,299	6.5
Goodwill and other intangible assets, net	590,249	591,866	(0.3)	593,187	(0.5)
Bank-owned life insurance	191,466	186,993	2.4	188,145	1.8
Other assets	168,443	176,178	(4.4)	180,488	(6.7)
Total Assets	$ 9,918,277	$ 9,812,384	1.1	$ 9,790,877	1.3

Liabilities
Deposits:
Non-interest bearing demand	$ 1,851,167	$ 1,697,476	9.1	$ 1,789,522	3.4
Interest bearing demand	1,666,117	1,618,514	2.9	1,546,890	7.7
Money market	990,788	1,016,300	(2.5)	995,477	(0.5)
Savings deposits	1,258,887	1,228,509	2.5	1,213,168	3.8
Certificates of deposit	1,334,066	1,573,712	(15.2)	1,495,822	(10.8)
Total deposits	7,101,025	7,134,511	(0.5)	7,040,879	0.9
Federal Home Loan Bank borrowings	1,015,011	950,847	6.7	968,946	4.8
Other short-term borrowings	165,576	132,497	25.0	199,376	(17.0)
Subordinated debt and junior subordinated debt	164,278	163,364	0.6	163,598	0.4
Total borrowings	1,344,865	1,246,708	7.9	1,331,920	1.0
Accrued interest payable	3,924	2,898	35.4	2,204	78.0
Other liabilities	73,905	81,116	(8.9)	74,466	(0.8)
Total Liabilities	8,523,719	8,465,233	0.7	8,449,469	0.9

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2017 and 2016, respectively; 44,041,572; 43,860,883 and 43,931,715 shares
issued, respectively; 44,033,585; 43,860,883 and 43,931,715 shares	91,753	91,377	0.4	91,524	0.3
outstanding, respectively
Capital surplus	683,348	678,007	0.8	680,507	0.4
Retained earnings	641,329	583,392	9.9	597,071	7.4
Treasury stock (7,987; 0 and 0 shares - at cost, respectively)	(300)	-	(100.0)	-	(100.0)
Accumulated other comprehensive loss	(20,837)	(5,062)	(311.6)	(27,126)	23.2
Deferred benefits for directors	(735)	(563)	(30.6)	(568)	(29.4)
Total Shareholders' Equity	1,394,558	1,347,151	3.5	1,341,408	4.0
Total Liabilities and Shareholders' Equity	$ 9,918,277	$ 9,812,384	1.1	$ 9,790,877	1.3

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2017	2017	% Change
Cash and due from banks	$ 96,167	$ 104,189	(7.7)
Due from banks - interest bearing	14,704	6,506	126.0
Securities:
Trading securities, at fair value	7,929	7,880	0.6
Available-for-sale, at fair value	1,305,532	1,239,420	5.3
Held-to-maturity (fair values of $1,044,748 and 1,049,374, respectively)	1,025,688	1,030,394	(0.5)
Total securities	2,339,149	2,277,694	2.7
Loans held for sale	26,888	21,677	24.0
Portfolio Loans:
Commercial real estate	3,014,412	3,013,727	0.0
Commercial and industrial	1,125,693	1,136,195	(0.9)
Residential real estate	1,356,580	1,363,579	(0.5)
Home equity	527,216	516,612	2.1
Consumer	349,148	360,304	(3.1)
Total portfolio loans, net of unearned income	6,373,049	6,390,417	(0.3)
Allowance for loan losses	(45,487)	(44,909)	(1.3)
Net portfolio loans	6,327,562	6,345,508	(0.3)
Premises and equipment, net	133,497	134,903	(1.0)
Accrued interest receivable	30,152	28,501	5.8
Goodwill and other intangible assets, net	590,249	591,252	(0.2)
Bank-owned life insurance	191,466	190,304	0.6
Other assets	168,443	173,476	(2.9)
Total Assets	$ 9,918,277	$ 9,874,010	0.4

Liabilities
Deposits:
Non-interest bearing demand	$ 1,851,167	$ 1,801,423	2.8
Interest bearing demand	1,666,117	1,625,011	2.5
Money market	990,788	1,005,184	(1.4)
Savings deposits	1,258,887	1,255,083	0.3
Certificates of deposit	1,334,066	1,385,772	(3.7)
Total deposits	7,101,025	7,072,473	0.4
Federal Home Loan Bank borrowings	1,015,011	1,021,592	(0.6)
Other short-term borrowings	165,576	167,671	(1.2)
Subordinated debt and junior subordinated debt	164,278	164,228	0.0
Total borrowings	1,344,865	1,353,491	(0.6)
Accrued interest payable	3,924	2,407	63.0
Other liabilities	73,905	68,102	8.5
Total liabilities	8,523,719	8,496,473	0.3

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized;
44,041,572 and 44,041,572 shares issued, respectively;
44,033,585 and 44,031,335 shares outstanding, respectively	91,753	91,753	(0.0)
Capital surplus	683,348	682,443	0.1
Retained earnings	641,329	626,421	2.4
Treasury stock (7,987 and 10,237 shares - at cost)	(300)	(385)	(22.0)
Accumulated other comprehensive loss	(20,837)	(22,118)	5.8
Deferred benefits for directors	(735)	(577)	27.3
Total Shareholders' Equity	1,394,558	1,377,537	1.2
Total Liabilities and Shareholders' Equity	$ 9,918,277	$ 9,874,010	0.4

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2017		2016		2017		2016
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 9,841	1.26%	$ 17,433	0.80%	$ 12,199	0.80%	$ 31,750	0.52%
Loans, net of unearned income (1)	6,396,897	4.36	5,436,876	4.08	6,347,626	4.27	5,231,118	4.11
Securities: (2)
Taxable	1,595,263	2.43	1,590,233	2.30	1,582,875	2.42	1,698,558	2.29
Tax-exempt (3)	721,343	4.15	655,356	4.28	722,834	4.15	645,522	4.33
Total securities	2,316,606	2.97	2,245,589	2.88	2,305,709	2.96	2,344,080	2.85
Other earning assets	48,961	4.44	45,258	4.76	47,511	4.49	45,460	4.54
Total earning assets (3)	8,772,305	3.99%	7,745,156	3.73%	8,713,045	3.92%	7,652,408	3.71%
Other assets	1,125,182		989,068		1,123,193		951,530
Total Assets	$ 9,897,487		$ 8,734,224		$ 9,836,238		$ 8,603,938

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,635,956	0.44%	$ 1,328,403	0.21%	$ 1,602,546	0.37%	$ 1,250,157	0.20%
Money market accounts	994,772	0.30	927,839	0.19	1,015,852	0.26	935,339	0.19
Savings deposits	1,257,785	0.06	1,122,715	0.06	1,246,252	0.06	1,100,094	0.06
Certificates of deposit	1,367,581	0.76	1,426,559	0.72	1,408,231	0.71	1,500,591	0.70
Total interest bearing deposits	5,256,094	0.40	4,805,516	0.32	5,272,881	0.37	4,786,181	0.32
Federal Home Loan Bank borrowings	1,005,106	1.43	989,585	1.21	967,356	1.33	1,019,696	1.19
Other borrowings	185,051	0.85	114,390	0.41	178,613	0.71	100,054	0.40
Subordinated debt and junior subordinated debt	164,236	4.47	119,246	3.48	164,112	4.44	110,582	3.27
Total interest bearing liabilities	6,610,487	0.67%	6,028,737	0.53%	6,582,962	0.62%	6,016,513	0.52%
Non-interest bearing demand deposits	1,817,781		1,425,416		1,801,945		1,356,336
Other liabilities	75,254		65,258		74,920		60,290
Shareholders' equity	1,393,965		1,214,813		1,376,411		1,170,799
Total Liabilities and Shareholders' Equity	$ 9,897,487		$ 8,734,224		$ 9,836,238		$ 8,603,938
Taxable equivalent net interest spread		3.32%		3.20%		3.30%		3.19%
Taxable equivalent net interest margin		3.48%		3.32%		3.45%		3.30%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $(0.5) million and $0.8 million for the three months ended September 30, 2017 and 2016, respectively. Loan fees included in interest income on loans were $1.0 million and $2.3 million for the nine months ended September 30, 2017 and 2016, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $2.4 million and $0.8 million for the three months ended September 30, 2017 and 2016, respectively, and loan accretion included in interest income was $4.9 million and $2.3 million  for the nine months ended September 30, 2017 and 2016, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.3 million for both the three months ended September 30, 2017 and 2016 and $1.1 million and $1.2 million for the nine months ended September 30, 2017 and 2016.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2017	2017	2017	2016	2016
Loans, including fees	$ 70,342	$ 67,360	$ 64,898	$ 66,135	$ 55,822
Interest and dividends on securities:
Taxable	9,711	9,375	9,596	9,359	9,137
Tax-exempt	4,862	4,864	4,891	4,770	4,559
Total interest and dividends on securities	14,573	14,239	14,487	14,129	13,696
Other interest income	574	561	539	555	574
Total interest and dividend income	85,489	82,160	79,924	80,819	70,092
Interest expense
Interest bearing demand deposits	1,814	1,506	1,093	975	691
Money market deposits	751	644	574	510	444
Savings deposits	189	185	181	194	173
Certificates of deposit	2,610	2,491	2,411	2,585	2,592
Total interest expense on deposits	5,364	4,826	4,259	4,264	3,900
Federal Home Loan Bank borrowings	3,628	3,145	2,836	2,881	3,005
Other short-term borrowings	394	262	297	179	118
Subordinated debt and junior subordinated debt	1,849	1,788	1,813	1,807	1,043
Total interest expense	11,235	10,021	9,205	9,131	8,066
Net interest income	74,254	72,139	70,719	71,688	62,026
Provision for credit losses	2,516	2,383	2,711	2,128	2,214
Net interest income after provision for credit losses	71,738	69,756	68,008	69,560	59,812
Non-interest income
Trust fees	5,358	5,572	6,143	5,470	5,413
Service charges on deposits	5,320	5,081	4,853	5,474	4,733
Electronic banking fees	4,883	4,984	4,528	4,268	3,945
Net securities brokerage revenue	1,721	1,680	1,762	1,330	1,473
Bank-owned life insurance	1,164	1,367	1,140	1,154	995
Net gains on sales of mortgage loans	1,103	968	1,440	484	814
Net securities gains	6	494	12	63	598
Net (loss)/gain on other real estate owned and other assets	(298)	342	(76)	383	184
Other income	1,642	1,634	3,082	2,794	2,862
Total non-interest income	20,899	22,122	22,884	21,420	21,017
Non-interest expense
Salaries and wages	24,957	23,616	23,002	24,145	21,225
Employee benefits	7,728	7,731	8,210	7,267	6,275
Net occupancy	4,132	4,510	4,327	4,272	3,647
Equipment	3,905	4,097	4,042	4,234	3,557
Marketing	1,599	2,060	824	1,515	1,295
FDIC insurance	945	906	827	764	961
Amortization of intangible assets	1,223	1,240	1,273	1,334	837
Restructuring and merger-related expense	-	-	491	2,684	9,883
Other operating expenses	11,265	11,724	11,388	12,083	9,921
Total non-interest expense	55,754	55,884	54,384	58,298	57,601
Income before provision for income taxes	36,883	35,994	36,508	32,682	23,228
Provision for income taxes	10,527	9,563	10,622	8,464	5,793
Net Income	$ 26,356	$ 26,341	$ 25,886	$ 24,218	$ 17,435

Taxable equivalent net interest income	$ 76,872	$ 74,758	$ 73,353	$ 74,256	$ 64,481

Per common share data
Net income per common share - basic	$ 0.60	$ 0.60	$ 0.59	$ 0.55	$ 0.44
Net income per common share - diluted	$ 0.60	$ 0.60	$ 0.59	$ 0.55	$ 0.44
Dividends declared	$ 0.26	$ 0.26	$ 0.26	$ 0.24	$ 0.24
Book value (period end)	$ 31.67	$ 31.29	$ 30.92	$ 30.53	$ 30.71
Tangible book value (period end) (1)	$ 18.40	$ 17.99	$ 17.61	$ 17.19	$ 17.38
Average common shares outstanding - basic	44,031,813	43,995,749	43,947,563	43,887,781	39,715,516
Average common shares outstanding - diluted	44,086,881	44,061,421	44,020,765	43,935,815	39,743,291
Period end common shares outstanding	44,033,585	44,031,335	43,953,051	43,931,715	43,860,883
Full time equivalent employees	1,944	1,959	1,934	1,928	1,936

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2017		2017		2017		2016		2016
Non-performing assets:
Troubled debt restructurings - accruing	$ 6,638		$ 6,841		$ 7,194		$ 7,646		$ 8,605
Non-accrual loans:
Troubled debt restructurings	2,982		3,158		3,273		3,546		3,759
Other non-accrual loans	32,476		33,077		36,054		28,238		26,897
Total non-accrual loans	35,458		36,235		39,327		31,784		30,656
Total non-performing loans	42,096		43,076		46,521		39,430		39,261
Other real estate and repossessed assets	5,782		6,723		8,033		8,346		9,794
Total non-performing assets	$ 47,878		$ 49,799		$ 54,554		$ 47,776		$ 49,055

Past due loans (1):
Loans past due 30-89 days	$ 17,292		$ 16,605		$ 11,426		$ 16,029		$ 17,569
Loans past due 90 days or more	4,856		4,210		2,766		3,739		2,392
Total past due loans	$ 22,148		$ 20,815		$ 14,192		$ 19,768		$ 19,961

Criticized and classified loans (2):
Criticized loans	$ 34,784		$ 39,234		$ 36,900		$ 24,778		$ 35,468
Classified loans	44,303		40,468		48,112		49,965		52,909
Total criticized and classified loans	$ 79,087		$ 79,702		$ 85,012		$ 74,743		$ 88,377

Loans past due 30-89 days / total portfolio loans	0.27%		0.26%		0.18%		0.26%		0.28%
Loans past due 90 days or more / total portfolio loans	0.08		0.07		0.04		0.06		0.04
Non-performing loans / total portfolio loans	0.66		0.67		0.74		0.63		0.63
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.75		0.78		0.86		0.76		0.79
Non-performing assets / total assets	0.48		0.50		0.56		0.49		0.50
Criticized and classified loans / total portfolio loans	1.24		1.25		1.35		1.20		1.42

Allowance for loan losses
Allowance for loan losses	$ 45,487		$ 44,909		$ 44,061		$ 43,674		$ 42,755
Provision for credit losses	2,516		2,383		2,711		2,128		2,214
Net loan and deposit account overdraft charge-offs	1,888		1,486		2,347		1,213		2,798

Annualized net loan charge-offs /average loans	0.12%		0.09%		0.15%		0.08%		0.20%
Allowance for loan losses / total portfolio loans	0.71%		0.70%		0.70%		0.70%		0.69%
Allowance for loan losses / non-performing loans	1.08	x	1.04	x	0.95	x	1.11	x	1.09	x
Allowance for loan losses / non-performing loans and
loans past due	0.71	x	0.70	x	0.73	x	0.74	x	0.72	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 30,		Dec. 31,		Sept. 30,
	2017		2017		2017		2016		2016
Capital ratios
Tier I leverage capital	10.21%		10.10%		9.97%		9.81%		10.90%
Tier I risk-based capital	13.62		13.37		13.21		13.16		12.95
Total risk-based capital	14.65		14.39		14.22		14.18		13.95
Common equity tier 1 capital ratio (CET 1)	11.70		11.45		11.28		11.28		11.07
Average shareholders' equity to average assets	14.08		14.01		13.88		13.82		13.91
Tangible equity to tangible assets (3)	8.68		8.53		8.40		8.20		8.26

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

WESBANCO, INC.
NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
(unaudited, dollars in thousands,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
except shares and per share amounts)	2017	2017	2017	2016	2016	2017	2016
Return on average tangible equity:
Net income (annualized)	$ 104,566	$ 105,653	$ 104,982	$ 96,344	$ 69,361	$ 105,067	$ 83,375
Plus: amortization of intangibles (annualized) (1)	3,154	3,233	3,356	3,451	2,164	3,247	1,965
Net income before amortization of intangibles (annualized)	107,720	108,886	108,338	99,795	71,525	108,314	85,340

Average total shareholders' equity	1,393,965	1,377,266	1,357,602	1,352,813	1,214,813	1,376,411	1,170,799
Less: average goodwill and other intangibles, net of def. tax liability	(584,903)	(585,057)	(585,365)	(585,529)	(500,752)	(585,107)	(491,465)
Average tangible equity	$ 809,062	$ 792,209	$ 772,237	$ 767,284	$ 714,061	$ 791,304	$ 679,334

Return on average tangible equity	13.31%	13.74%	14.03%	13.01%	10.02%	13.69%	12.56%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$ 104,566	$ 105,653	$ 104,982	$ 96,346	$ 69,361	$ 105,067	$ 83,375
Plus: after-tax merger-related expenses (annualized) (1)	-	-	1,294	6,940	25,556	427	9,183
Plus: amortization of intangibles (annualized) (1)	3,154	3,233	3,356	3,451	2,164	3,247	1,965
Net income before amortization of intangibles and excluding
after-tax merger-related expenses (annualized)	107,720	108,886	109,632	106,737	97,081	108,741	94,523

Average total shareholders' equity	1,393,965	1,377,266	1,357,602	1,352,813	1,214,813	1,376,411	1,170,799
Less: average goodwill and other intangibles, net of def. tax liability	(584,903)	(585,057)	(585,365)	(585,529)	(500,752)	(585,107)	(491,465)
Average tangible equity	$ 809,062	$ 792,209	$ 772,237	$ 767,284	$ 714,061	$ 791,304	$ 679,334

Return on average tangible equity, excluding after-tax merger-related expenses	13.31%	13.74%	14.20%	13.91%	13.60%	13.74%	13.91%

Efficiency ratio:
Non-interest expense	$ 55,754	$ 55,884	$ 54,384	$ 58,298	$ 57,601	$ 166,023	$ 150,303
Less: restructuring and merger-related expense	-	-	(491)	(2,684)	(9,883)	(491)	(10,577)
Non-interest expense excluding restructuring and merger-related expense	55,754	55,884	53,893	55,614	47,718	165,532	139,726

Net interest income on a fully taxable equivalent basis	76,872	74,758	73,353	74,256	64,481	224,983	188,975
Non-interest income	20,899	22,122	22,884	21,420	21,017	65,906	60,001
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 97,771	$ 96,880	$ 96,237	$ 95,676	$ 85,498	$ 290,889	$ 248,976
Efficiency Ratio	57.03%	57.68%	56.00%	58.13%	55.81%	56.91%	56.12%

Net Income, excluding after-tax merger-related expenses:
Net income	$ 26,356	$ 26,341	$ 25,886	$ 24,218	$ 17,435	$ 78,584	$ 62,417
Add: After-tax merger-related expenses (1)	-	-	319	1,745	6,424	319	6,875
Net income, excluding after-tax merger-related expenses	$ 26,356	$ 26,341	$ 26,205	$ 25,963	$ 23,859	$ 78,903	$ 69,292

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.60	$ 0.60	$ 0.59	$ 0.55	$ 0.44	$ 1.78	$ 1.61
Add: After-tax merger-related expenses per diluted share (1)	-	-	0.01	0.04	0.16	0.01	0.18
Net income, excluding after-tax merger-related expenses per diluted share	$ 0.60	$ 0.60	$ 0.60	$ 0.59	$ 0.60	$ 1.79	$ 1.79

	Period End
	Sept. 30,	June 30,	Mar. 30,	Dec. 31,	Sept. 30,
	2017	2017	2017	2016	2016
Tangible book value per share:
Total shareholders' equity	$ 1,394,558	$ 1,377,537	$ 1,359,153	$ 1,341,408	$ 1,347,151
Less: goodwill and other intangible assets, net of def. tax liability	(584,543)	(585,195)	(585,123)	(586,403)	(584,690)
Tangible equity	810,015	792,342	774,030	755,005	762,461

Common shares outstanding	44,033,585	44,031,335	43,953,051	43,931,715	43,860,883

Tangible book value per share	$ 18.40	$ 17.99	$ 17.61	$ 17.19	$ 17.38

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,394,558	$ 1,377,537	$ 1,359,153	$ 1,341,408	$ 1,347,151
Less: goodwill and other intangible assets, net of def. tax liability	(584,543)	(585,195)	(585,123)	(586,403)	(584,690)
Tangible equity	810,015	792,342	774,030	755,005	762,461

Total assets	9,918,277	9,874,010	9,800,881	9,790,877	9,812,384
Less: goodwill and other intangible assets, net of def. tax liability	(584,543)	(585,195)	(585,123)	(586,403)	(584,690)
Tangible assets	$ 9,333,734	$ 9,288,815	$ 9,215,758	$ 9,204,474	$ 9,227,694

Tangible equity to tangible assets	8.68%	8.53%	8.40%	8.20%	8.26%

(1) Tax effected at 35%.